SIGNATURES Pursuant to the requirements of the Securities Act of 1933, Unilever PLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of [ ], on [ ], 2022. KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints David E. Schwartz, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said Securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including, specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an officer, director or authorized representative in the United States of America or in any other capacity with respect to these Post-Effective Amendments and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) and/or such other form or forms as may be appropriate to be filed with the SEC or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to these Post- Effective Amendments and to any and all instruments and documents filed as part of or in connection with these Post- Effective Amendments. Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities and on the dates indicated. Signature/Name Title Date Nils Andersen Chair and Non-Executive Director , 2022 17 NovemberSingapore 17 November

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT Pursuant to the requirements of the Securities Act of 1933, the undersigned, a duly authorized representative of Unilever PLC in the United States, has signed these Post-Effective Amendments in the City of [ ], on , 2022. By: David A. Schwartz Vice President, General Counsel and Secretary of Unilever United States, Inc. 17 November 17 November 17 November 17 November 17 November 17 November 17 November 17 November 17 November 17 November

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Exhibit 107 Form S-8 (Form Type) UNILEVER PLC (Exact Name of Registrant as Specified in its Charter) Newly Registered Securities Security Type Security Class Title (1) Fee Calculation Rule(3) Amount Registered(2) Proposed Maximum Offering Price Per Unit Maximum Aggregate Offering Price Fee Rate Amount of Registration Fee Equity Ordinary Shares 457(c) 1,700,000 $110.2/m Total Offering Amounts $ $ Total Fee Offsets $ 0.00 Net Fee Due $